Exhibit 10.1

Separation and General Release Agreement

Dated as of June 28, 2023

This Separation and General Release Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Novo Integrated Sciences, Inc., a Nevada corporation (the “Company”), Jim Zsebok (“Zsebok”) and RTZ Consulting Group, Inc., an entity owned by Zsebok (“RTZ”). Zsebok and RTZ may be referred to herein individually as a “Zsebok Party” and collectively as the “Zsebok Parties”). Each of the Company the Zsebok Parties may be referred to herein individually as a “Party” and collectively as the “Parties”.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Cessation of Engagement; Issuances. As of the Effective Date, each of the Zsebok Parties’ engagement by the Company as an independent contract is hereby terminated by the mutual agreement of the Parties and each Zsebok Party here resigns from all positions either of them may hold as an officer, employee, director, manager, contractor or other position with the Company or any of its subsidiaries. As full and complete consideration and satisfaction of, and in connection with, each of the Zsebok Parties’ engagement by the Company, the cessation of each of the Zsebok Parties’ engagement by the Company and the agreements of the Zsebok Parties as set forth herein, on the Effective Date and immediately following the execution of this Agreement by all of the Parties, the Company shall issue to RTZ (i) 1,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which shall be issued to RTZ pursuant to the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (the “Plan”) and therefore registered for resale pursuant to the Form S-8 filed by the Company with the Securities and Exchange Commission on February 19, 2021 (the “Registered Shares”); and (iii) 335,000 shares of Common Stock, which shall be unregistered shares of Common Stock not issued pursuant to the Plan (the “Restricted Shares” and, together with the Registered Shares, the “Shares”). The Shares shall be issued in book-entry format and shall not be certificated. The Zsebok Parties shall be responsible for the payment of any and all taxes imposed on the Zsebok Parties as a result of the issuance of the Shares. The Zsebok Parties acknowledge that the issuance of the Shares as set forth in this Section 1 constitute full satisfaction by the Company of its obligations for any payments to each of the Zsebok Parties in connection with the Zsebok Parties’ engagement by the Company and the cessation of the Zsebok Parties’ engagement and the Zsebok Parties hereby irrevocably waive any other requirements for payments or benefits to either of the Zsebok Parties in connection with such engagement or termination.

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Section 2. Release of Claims.

2.1.	Subject to the terms and conditions herein, effective as of the Effective Date, each Party, for itself and its Affiliates (as defined below), whether an Affiliate as of the Effective Date or hereafter becoming an Affiliate, and for each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Releasing Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise the other Party and its Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Released Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Releasing Party may have now or may have in the future, against any of Released Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, including, without limitation, any such matters related to the service of Zsebok as an officer of the Company, but excluding any claims arising out of or pertaining to this Agreement (collectively, the “Released Claims”). Each Party as the Releasing Party represents and warrants that no Released Claim released by such Releasing Party has been assigned, expressly, impliedly, or by operation of law, and that all such Released Claims released herein are owned by the Releasing Party, which has the respective sole authority to release them. Each Party as the Releasing Party agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Released Claim which is released and discharged herein by the Releasing Party. For purposes herein, “Affiliate” shall mean, as to any person or entity (each, a “Person”), any other Person that, directly or indirectly, through one of more intermediaries, controls, is controlled by or is under common control with such Person.

2.2.	Each Party as the Releasing Party, on its own behalf and on behalf of its related Releasing Parties, agrees not to file for itself or on behalf of any other Releasing Party, any claim, charge, complaint, action, or cause of action against any Released Party related to the Released Claims, and agrees to indemnify and save harmless such Released Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Releasing Party against any Released Party in violation of the terms and conditions of this Agreement.

Section 3. Non-Disparagement. Following the date hereof, neither Party shall make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action, which may, directly or indirectly, disparage the other Party or any of such other Party’s Affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude a Party from making truthful statements that are required by applicable law, regulation or legal process.

Section 4. Confidentiality.

4.1.	Definition. For purposes of this Agreement, “Confidential Information” shall mean all Company Work Product (as hereinafter defined) and all non-public written, electronic, and oral information or materials of Company communicated to or otherwise obtained by either of the Zsebok Parties in connection with the Zsebok Parties’ engagement by the Company, which is related to the products, business and activities of Company, its Affiliates and subsidiaries, and their respective customers, clients, suppliers, and other entities with which such party does business, including: (i) all costing, pricing, technology, software, documentation, research, techniques, procedures, processes, discoveries, inventions, methodologies, data, tools, templates, know how, intellectual property and all other proprietary information of Company; (ii) the terms of this Agreement; and (iii) any other information identified as confidential in writing by Company. Confidential Information shall not include information that: (a) was lawfully known by either of the Zsebok Parties without an obligation of confidentiality before its receipt from Company; (b) is independently developed by either of the Zsebok Parties without reliance on or use of Confidential Information; (c) is or becomes publicly available without a breach by either of the Zsebok Parties of this Agreement; or (d) is disclosed to either of the Zsebok Parties by a third party which is not required to maintain its confidentiality.

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4.2.	Company Ownership; Confidentiality Obligations. Company shall retain all right, title, and interest to the Confidential Information, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. No licenses or rights under any patent, copyright, trademark, or trade secret are granted by Company to either of the Zsebok Parties hereunder, or as a result of the Company’s disclosure of any Confidential Information to either of the Zsebok Parties. Each of the Zsebok Parties agrees to hold the Confidential Information in confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such Confidential Information to any person or entity or to use the Confidential Information for any purposes whatsoever, without the express written permission of Company. Each of the Zsebok Parties shall be responsible to Company for any violation of this Section 4 by either of the Zsebok Parties’ employees, subcontractors, and agents. Each of the Zsebok Parties shall maintain the Confidential Information with the same degree of care, but no less than a reasonable degree of care, as either of the Zsebok Parties employs concerning its respective own information of like kind and character.

Section 5. Intellectual Property Rights.

5.1.	Definitions. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. “Company Work Product” means any Work Product that has been or was created by either of the Zsebok Parties during the time of their respective engagement by the Company or any of its Affiliates and specifically for the Company and/or any of its Affiliates. Each of the Zsebok Parties agrees (a) to use such Zsebok Party’s best efforts to maintain such Company Work Product in trust and strict confidence; and (b) not to disclose any such Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

5.2.	Ownership of Company Work Product. Each of the Zsebok Parties agrees that any and all Company Work Product was, is and shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of Company. Each of the Zsebok Parties irrevocably assigns to the Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Neither Zsebok Party retains any rights to use the Company Work Product and each Zsebok Party agrees not to challenge the validity of Company’s ownership in the Company Work Product. Each Zsebok Party hereby grants to the Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Zsebok-Party-owned or controlled Work Product or technology that either Zsebok Party used to complete the services and which is necessary for Company to use or exploit the Company Work Product.

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Section 6. Representations and Warranties of the Parties. Each Party (the “Representing Party”) represents and warrants to the other Party as set forth in this Section 6. Representing Party has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Representing Party, and no other proceedings are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of such Representing Party. The execution, delivery and performance of this Agreement will not (a) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which such Representing Party is a party or by which such Representing Party’s assets may be bound or (b) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to such Representing Party or (c) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which such Representing Party is a party or by which it or any of its assets or properties are bound. No approval, authority, or consent of or filing by such Representing Party with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein. This Agreement has been duly executed and delivered by such Representing Party and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Party, constitutes the legal, valid, and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

Section 7. Zsebok Parties’ Representations and Warranties Relating to the Shares. Each Zsebok Party represents and warrants to the Company as set forth in this Section 7 with respect to the Shares and the Zsebok Parties’ receipt thereof.

7.1.	Such Zsebok Party is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Such Zsebok Party hereby represent that the Shares awarded pursuant to this Agreement are being acquired for such Zsebok Party’s own account and not for sale or with a view to distribution thereof. Such Zsebok Party acknowledges and agrees that any sale or distribution of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution.

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7.2.	Such Zsebok Party has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that such Zsebok Party requested and deemed material to making an informed decision regarding such Zsebok Party’s acquisition of the Shares. Such Zsebok Party has been afforded the opportunity to review such documents and materials and the information contained therein. Such Zsebok Party has been afforded the opportunity to ask questions of the Company and its management. Such Zsebok Party understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Such Zsebok Party, either personally, or together with such Zsebok Party’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of obtaining the Shares, is able to bear the risks of obtaining the Shares and understands the risks of, and other considerations relating to, the receipt of the Shares. Such Zsebok Party’s financial condition is such that such Zsebok Party is able to bear the risk of holding the Shares that such Zsebok Party may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of the entire value thereof. Such Zsebok Party has investigated the acquisition of the Shares to the extent such Zsebok Party deemed necessary or desirable. No representations or warranties have been made to such Zsebok Party by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement. Such Zsebok Party also acknowledges and agrees that the Shares are highly speculative and involve a high degree of risk of loss of the value of the Shares. Such Zsebok Party has full power and authority to make the representations referred to herein, to acquire the Shares and to execute and deliver this Agreement. Such Zsebok Party understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

7.3.	Such Zsebok Party understands that until such time as the Shares have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in form and substance as determined by the Company.

Section 8. Miscellaneous.

8.1.	Expenses; Damages. Other than as specifically set forth herein, each of the Parties shall pay its own costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated. EACH PARTY HERETO WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.

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8.2.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

8.3.	Entire Agreement; Amendment; Severability; Waiver; No Third-Party Rights. This Agreement sets forth the entire agreement of the Parties hereto and supersede any and all prior agreements and understandings concerning the Zsebok Parties’ engagement by the Company. This Agreement may be changed only by a written document signed by all of the Parties. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4.	Governing Law and Waiver of Jury Trial. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the Province of Ontario, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the Province of Ontario. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

8.5.	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity.

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8.6.	Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service. Notices shall be sent to the Company at its business address or by email to the Chief Executive Officer of the Company or to the Zsebok Parties to the address and email address for Zsebok as set forth in the books and records of the Company.

8.7.	Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to either of the Zsebok Parties individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to either of the Zsebok Parties in such Zsebok Party’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

8.8.	Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

8.9.	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer

Zsebok: Jim Zsebok

By:	/s/ Jim Zsebok
Name:	Jim Zsebok

RTZ Consulting Group, Inc.

By:	/s/ Jim Zsebok
Name:	Jim Zsebok
Title:	President

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